Exhibit 99.1
Game Trading Technologies, Inc.
Announces Second Quarter 2010 Financial Results

Hunt Valley, MD – August 24, 2010 – Game Trading Technologies, Inc. (OTC BB: GMTD, “the Company” or “GTTI”), a leading game trading services provider focused on technology, supply and services in the fast growing, pre-owned video game market, announced today its second quarter results of operations for the period ended June 30, 2010.

For the quarter ended June 30, 2010, GTTI reported revenue of $6.6 million compared to $13.0 million in the quarter ended June 30, 2009, a decrease of $6.4 million, or 49%.  On a sequential basis, GTTI’s revenue for the quarter ended June 30, 2010 decreased by $4.8 million or 42% compared to the quarter ended March 31, 2010.  GTTI reported gross margins of 11.7% for the quarter ended June 30, 2010 compared to 14.1% for the quarter ended June 30, 2009, and 17.3% for the quarter ended March 31, 2010.  GTTI reported a net loss in the quarter ended June 30, 2010 of $901,560, or $0.11 per share, compared to a net income of $915,864, or $0.13 per share, in the quarter ended June 30, 2009 and a net loss of $1,845,801 in the quarter ended March 31, 2010.

For the six months ended June 30, 2010, GTTI reported revenue of $18.0 million, a decrease of 16% compared to $21.3 million in the six months ended June 30, 2009.  GTTI reported gross margins of 15.3% for the six months ended June 30, 2010 and June 30, 2009.

GTTI had negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP1 measure, in the quarter ended June 30, 2010 of approximately ($499,000) compared to adjusted EBITDA of $1.2 million in the quarter ended June 30, 2009 . and adjusted EBITDA of $684,426 in the quarter ended March 31, 2010.

GTTI reported a net loss for the six months ended June 30, 2010 of $2.7 million, or $0.35 per share, compared to a net income of $1.5 million, or $0.23 per share for the six months ended June 30, 2009.  GTTI had an adjusted EBITDA of approximately $185,000 for the six months ended June 30, 2010 compared to $2.0 million for the six months ended June 30, 2009.

Todd Hays, CEO of Game Trading Technologies stated: “Despite a quarter that compares unfavorably to the corresponding 2009 period, GTTI continues to make progress in several areas and we are excited about the remainder of this year.  Excluding a one time event that occurred in the 2nd quarter of 2009, which contributed nearly 50% of our revenues for that period, our revenues for the 2nd quarter of 2010 are only down slightly in comparison.  During this period, which is traditionally the slowest of the year for GTTI, we laid the groundwork for expansion into a number of areas that we expect to generate positive benefits in the future.  First we entered an advertising agreement with IndustryGamers.com to sponsor a ‘News and Events’ channel for the Pre-Owned Market, adding valuable exposure to our trading platform.  Additionally we expanded trading services with some of our key customers and vendors to include DVD and Blu-ray discs and prepared for the launch of our powerful iPhone application, scheduled for the 3rd quarter, which will provide consumers real time mobile access to pre-owned game values within their collection.  Finally, we developed and manufactured a unique hockey stick for the Nintendo Wii™ that will be bundled with a leading hockey title set to release this fall.  Each of these projects represents new territory for the Company that we intend to build upon in the coming quarters.”

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Game Trading Technologies, Inc. attached to this news release and will post to the company’s investor relations web site (www.GTTI.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, taxes and other non-cash expense. In assessing the overall health of its business during the quarter ended June 30, 2010 and 2009, the Company excluded items in the following general categories, each of which are described below:

•
Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1)	GAAP stands for Generally Accepted Accounting Principles.

About Game Trading Technologies, Inc.

Founded in 2003 and headquartered in Hunt Valley, MD, Game Trading Technologies, Inc. is a leading video game trading services provider focused on valuation, procurement, refurbishment, and redistribution of pre-owned video games.  Game Trading Technologies, Inc. currently offers unique services, supported by innovative technologies to an array of national firms, allowing them to better serve customers who want to trade their games for store credit or purchase pre-owned games.  The foundation of most of these relationships is Game Trading Technologies, Inc.’s proprietary game trading database, which updates values on more than 10,000 video games and consoles on a daily basis according to market conditions.  Game Trading Technologies, Inc. shares are traded on the OTCBB under the symbol ‘GMTD’.  Additional information is available within Company’s website at www.gtti.com or by calling (877) 631-GAME (4263).

Forward Looking Statements

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Game Trading Technologies’ current expectations about its future results, performance, prospects and opportunities.  Game Trading Technologies has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Game Trading Technologies and are subject to a number of risks, uncertainties and other factors that could cause Game Trading Technologies’ actual results, performance, prospects or opportunities during the remainder of 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in Game Trading Technologies’ current report on Form 10-Q, which may be found at www.sec.gov or as may be described from time to time in Game Trading Technologies’ subsequent SEC filings.

For more information, contact:

Game Trading Technologies, Inc.
Investor Relations
Contact: Jody Janson
Tel: (877) 631-GAME (4263)
Email: jody@gtti.com

Game Trading Technologies, Inc.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net income (loss), as reported	$(901,560)	$915,864	$(2,747,362)	$1,543,998
Net (income) loss from discontinued operations	-	35,653	-	68,809
Net income (loss) from continuing operations	(901,560)	951,517	(2,747,362)	1,612,807

Interest expense, net	18,333	212,005	83,268	355,878
Depreciation and amortization	11,235	17,123	35,299	33,393

EBITDA attributed to continuing operations	(871,992)	1,180,645	(2,628,795)	2,002,078
Adjustments:
Stock based compensation	372,559	-	2,813,788	-

Adjusted EBITDA	$(499,433)	$1,180,645	$184,993	$2,002,078

(more)

Game Trading Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2010	2009	2010	2009

Net Sales	$6,631,951	$12,998,799	$18,033,238	$21,339,859
Cost of Sales	5,852,764	11,168,226	15,281,415	18,067,719
Gross Profit	779,187	1,830,573	2,751,823	3,272,140

Operating Expenses:
Selling, General and Administrative	1,278,620	649,928	2,613,323	1,270,062
Employee Stock Based Compensation	372,559	-	1,317,765	-
Non-Employee Stock Based Compensation	-	-	1,496,023	-
Depreciation	11,235	17,123	35,299	33,393
Total Operating Expense	1,662,414	667,051	5,462,410	1,303,455

Income (Loss) from Operations	(883,227)	1,163,522	(2,710,587)	1,968,685

Other Income (Expenses):
Interest Expense, net	(18,333)	(212,005)	(83,268)	(355,878)
Other	-	-	46,493	-
Total Other Income (Expenses)	(18,333)	(212,005)	(36,775)	(355,878)

Income (Loss) Before Provision for Income Taxes	(901,560)	951,517	(2,747,362)	1,612,807

Provision for Income Taxes	-	-	-	-

Income (Loss) from Continuing Operations	$(901,560)	$951,517	$(2,747,362)	$1,612,807

Discontinued Operations
Loss from Discontinued Operations	-	35,653	-	68,809
Net Income (loss) attributable to common shareholders before accretion of preferred dividends and discount	$(901,560)	$915,864	$(2,747,362)	$1,543,998

Accretion of preferred dividends and discount	66,007	-	84,965	-
Accretion of preferred amortization of beneficial conversion and warrant features	319,166	-	319,166	-
Net Income (loss) attributable to common shareholders	$(1,286,733)	$915,864	$(3,151,493)	$1,543,998

Net income (loss) per share:
Income (loss) per share from continuing operations – basic & diluted	$(0.11)	$0.13	$(0.35)	$0.23
Income (loss) per share from discontinued operations – basic & diluted	$0.00	$(.00)	$0.00	$(0.01)
Net income (loss) per share – basic & diluted	$(0.11)	$0.13	$(0.35)	$0.22

Weighted Average Common Shares Outstanding - basic	8,290,000	7,090,000	7,918,729	7,090,000
Weighted Average Common Shares Outstanding - diluted	8,290,000	7,090,000	7,918,729	7,090,000